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                              AMENDMENT NO. 3

      AMENDMENT AGREEMENT dated as of June 30, 1995 in connection with the Credit Agreement dated as of May 10, 1993 (as amended by Amendment No. 1 dated as of December 20, 1993, and Amendment No. 2 dated as of September 30, 1994, the "Credit Agreement") among CROWN CENTRAL PETROLEUM CORPORATION (the "Company"), certain Banks and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent (the "Agent") and as Letter of Credit Agent.

      The Company has requested the Banks to amend certain provisions of the Credit Agreement as specified below, and the Banks are prepared to do so on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

      1. Definitions. Terms defined in the Credit Agreement and used herein have their respective defined meanings when used herein.

      2. Amendments. Effective as of June 30, 1995, Section 9.01(k) of the Credit Agreement is amended to read in its entirety as follows (without prejudice, however, to the prior amendment to Section 8.14):

          (k) For each period of four consecutive fiscal quarters of the Company (treated for these purposes as one accounting period) referred to below, the Fixed Charge Coverage Ratio shall be less than the ratio set forth below opposite the reference to such period:

          The four-quarter period
          ending September 30, 1995          1.5 to 1.0

          Each four-quarter period
          ending thereafter  2.0 to 1.0

      3. Effective Date. This Amendment Agreement shall become effective on the date (the "Amendment No. 3 Effective Date") on which the Agent shall notify the Company that it has received (i) counterparts of this Amendment Agreement duly executed by the Company, the Letter of Credit Agent and the Agent and (ii) evidence satisfactory to the Agent (including without limitation an appropriate legal opinion of counsel to the Company) as to the due authorization, execution and delivery by the Company of, and the legality, validity, binding effect and enforceability of, this Amendment Agreement and the Credit Agreement as amended hereby.

      4. Representations and Warranties. The Company represents and warrants to the Agent and the Banks as of the Amendment No. 3 Effective Date that (a) the representations and warranties of the Company set forth in Sections 7.01, 7.04, 7.05 and 7.06 are true on and as of the Amendment No. 3 Effective Date as if the references therein to the Credit Agreement, the Notes and the Letter of Credit Documents referred instead to this Amendment Agreement and the Credit Agreement as amended hereby and (b) no Default has occurred and is continuing. The Company agrees that breach of any of the foregoing representations and warranties shall be deemed to be an Event of Default for all purposes of Section 9.01(c) of the Credit Agreement.

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      5.  Miscellaneous.  (a)  Except as expressly amended hereby, the
Credit Agreement and all related documents shall remain unchanged and in full force and effect.

           (b) This Amendment Agreement shall be governed by and construed in accordance with the law of the State of New York.

          (c) Without limiting the provisions of Section 11.03 of the Credit Agreement, the Company agrees to pay or reimburse the Agent on demand for all reasonable out-of-pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred by it in connection with this Amendment Agreement.

           (d) This Amendment Agreement may be executed in any number of counterparts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day first above written.



                              CROWN CENTRAL PETROLEUM CORPORATION


                              By   John E. Wheeler, Jr.
                                Title:     Senior  Vice  President   -
Treasurer and Controller


                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION), as Agent

                              By   Caryn Cosentini
                              Title:    Vice President


                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION), as Letter
                              of Credit Agent

                              By   Caryn Cosentini
                              Title:    Vice President

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                              THE FIRST NATIONAL BANK OF MARYLAND

                              By   Kellie M. Matthews
                              Title:    Assistant Vice President


                              SIGNET BANK/MARYLAND

                              By   Janice E. Godwin
                              Title:    Vice President


                              THE FIRST NATIONAL BANK OF BOSTON

                              By   Michael Kane
                              Title:    Managing Director


                              TEXAS COMMERCE BANK, N.A.

                              By   Martha S. Gurwit
                              Title:    Vice President


                              THE YASUDA TRUST AND BANKING CO.,
                              LTD., New York Branch

                              By   Neil B. Chau
                              Title:    First Vice President


                              THE BANK OF NOVA SCOTIA


                              By   J. Alan Edwards
                              Title:    Authorized Signatory


                              NATIONSBANK OF TEXAS, N.A.

                              By   William D. Clift
                              Title:    Senior Vice President


                              NATIONSBANK, N.A. (formerly known
                              as Maryland National Bank)

                              By   William D. Clift
                              Title:    Senior Vice President

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